Exhibit 10.7

SAILPOINT, INC.

OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the SailPoint, Inc. Omnibus Incentive Plan, as amended from time to time (the “Plan”), SailPoint, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units

Participant:	[•]

Date of Grant:	[•]

Total Number of RSUs:	[•]

Vesting Schedule:	Subject to Sections 2 and 5 of the Agreement, the Plan and the other terms and conditions set forth herein, [•] so long as you continuously provide services to the Company or an Affiliate from the Date of Grant through each applicable vesting date.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed and delivered to the Company this Grant Notice within 90 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company and the RSUs will be forfeited without further notice and at no cost to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

SAILPOINT, INC.

Name:
Title:

PARTICIPANT

Name:

SIGNATURE PAGE TO

RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between SailPoint, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in Section 2, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of RSUs.

(a) Except as otherwise set forth in Sections 2 and 5, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s Termination of Service prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10, upon a Change in Control, (i) if the RSUs are not assumed by the surviving entity in connection with such Change in Control, all RSUs shall immediately become vested as of the date of such Change in Control and (ii) if the RSUs are assumed by the surviving entity in connection with such Change in Control, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause or by the Participant for Good Reason during the Change in Control Protection Period, all RSUs shall immediately become vested as of the date of such Termination of Service; provided, that such Termination of Service constitutes a “separation of service” within the meaning of Section 409A of the Code.

(c) For purposes of this Agreement:

(i) “Change in Control Protection Period” means, with respect to a Change in Control, the period commencing on the date that is three months prior to the date on which such Change in Control is consummated and ending on the date that is 12 months after the date on which such Change in Control is consummated; and

(ii) “Good Reason” means, with respect to the Participant’s Termination of Service, (A) in the case where there is no employment agreement, offer letter, consulting agreement, severance agreement or plan, change in control agreement, or similar agreement or plan in effect between the Company or its Affiliates and the Participant at the time of the Termination of Service (or where there is such an agreement or plan in effect, but it does not define “good reason” (or words of like import)), the occurrence of any of the following events without the written consent of the Participant: (1) a material diminution in the Participant’s base salary except for across-the-board salary reductions not to exceed 10% based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (2) the Company’s failure to pay any material incentive compensation to which the Participant is actually entitled under a written agreement with the Company; (3) a material diminution in the Participant’s job responsibilities so as to constitute a de facto demotion (other than a mere change in title or reporting relationship effected in connection with the integration of the operations of the Company into the operations of an acquirer in connection with a Change in Control) or (4) the relocation of the geographic location of the Participant’s principal place of employment by more than 25 miles from the location of the Participant’s principal place of employment as of the Date of Grant; (B) in the case where there is an employment agreement, offer letter, consulting agreement, severance agreement or plan, change in control agreement or similar agreement or plan in effect between the Company or any Affiliate and the Participant at the time of the Termination of Service that defines “good reason” (or words of like import), “good reason” as defined under such agreement or plan. Notwithstanding the foregoing provisions of this definition or any other provision of the Plan to the contrary, any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (x) such Participant must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (y) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (z) the date of such Participant’s termination of employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.

3. Dividend Equivalent Rights. In the event that the Company declares and pays a regular cash dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary cash dividend), and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record in a bookkeeping account an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”). The Dividend Equivalent Rights will be settled in no event later than 30 days after the payment of such dividend to shareholders generally to which the Dividend Equivalent Rights relate. For purposes of clarity, if any of the RSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.

4. Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5. Restrictive Covenants.

(a) The Participant acknowledges and agrees that the Participant’s rights with respect to this Award are expressly conditioned upon the Participant’s compliance with the restrictive covenants (including, without limitation, any confidentiality, intellectual property, non-competition, non-solicitation, non-disparagement) that the Participant is bound to in respect of the Company or any of its Affiliates (collectively, the “Restrictive Covenants”), the provisions of which are hereby incorporated by reference herein.

(b) Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has failed to abide by any of the Restrictive Covenants, then:

(i) all RSUs that have not been settled as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and

(ii) the Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any Shares previously received by the Participant pursuant to the settlement of the RSUs as of the date of receipt of such Shares.

6. Tax Withholding.

(a) Any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) (“Withholding Obligation”) arising with respect to the RSUs are the sole responsibility of the Participant. Any Withholding Obligation that arises as a result of the payment of cash amounts pursuant to the Dividend Equivalent Right set forth in Section 3 shall be withheld by the Company in cash from the amounts paid. Any Withholding Obligation that arises as a result of the settlement of vested RSUs through the issuance of Shares pursuant to Section 4 shall be settled pursuant to Section 6(b) or 6(c). The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, the Participant (or the Designated Beneficiary or the legal representative of the estate of the Participant, as applicable) unless and until the Participant (or the Designated Beneficiary or the legal representative of the estate of the Participant, as applicable) shall have paid or otherwise satisfied in full the Withholding Obligation.

(b) By accepting this Agreement, the Participant hereby elects, effective on the Date of Grant, to sell Shares held by the Participant in an amount and at such time as is determined in accordance with this Section 6(b), and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (a “Sell to Cover”) to permit the Participant to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 6(c) and further acknowledges and agrees to the following provisions.

(i) the Participant hereby irrevocably appoints the Company’s designated broker E*TRADE, or such other broker as the Company may select, as the Participant’s agent (the “Agent”), and authorizes and directs the Agent to:

(1)

Sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the delivery of Shares in settlement of vested RSUs, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the settlement of the vested RSUs to the extent not otherwise satisfied pursuant to Section 6(c) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

(2)	Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligation;

(3)	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent relating directly to the sale; and

(4)	Deposit any remaining funds in the Participant’s account.

(ii) The Participant acknowledges that the Participant’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 6(b) is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (Participant’s election to Sell to Cover and the provisions of this Section 6(b), collectively, the “10b5-1 Plan”). The Participant acknowledges that by accepting this Award, the Participant is adopting the 10b5-1 Plan to permit the Participant to satisfy the Withholding Obligation. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 6(b) to satisfy the Withholding Obligation.

(iii) The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the Withholding Obligation.

(iv) The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 6(b) and the terms of this 10b5-1 Plan.

(v) The Participant’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which both (A) the Withholding Obligation arising from the settlement of vested RSUs is satisfied and (B) there are no remaining outstanding RSUs subject to the Award.

(c) Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 6(b), the Company may withhold or the Participant may make a payment in respect of the Withholding Obligation in one or more of the forms specified below:

(i) By the Participant paying such amount to the Company in the form of cash or check;

(ii) By the Company deducting such amount from other compensation payable to the Participant; or

(iii) If authorized by the Committee, by the Participant surrendering a net number of Shares otherwise issuable pursuant to the vested RSUs having a then-current aggregate Fair Market Value not exceeding the amount necessary to satisfy the Withholding Obligation based on the maximum statutory withholding rates in the Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(d) The Participant is ultimately liable and responsible for the Withholding Obligation, regardless of any action the Company takes with respect to the Withholding Obligation. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(e) The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

(f) For the purposes of this Section 6, “Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in a writing filed with the Company.

7. Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

10. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, that any review period under such release will not modify the date of settlement with respect to vested RSUs.

11. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by Applicable Law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any or no reason whatsoever, with or without Cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

12. Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.

13. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

SailPoint, Inc.

Attn: Legal Department

11120 Four Points Drive, Suite 100

Austin, TX 78726

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

15. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.

16. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

17. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Date of Grant (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

20. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

21. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

22. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 14 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

23. Section 409A. The Plan, this Agreement and the RSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

24. Country-Specific Terms. Notwithstanding anything to the contrary herein, the Award shall be subject to the Country-Specific Terms attached hereto as Addendum A. In addition, if the Participant relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

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ADDENDUM A TO THE RESTRICTED STOCK UNIT AGREEMENT

COUNTRY-SPECIFIC TERMS

FOR PARTICIPANTS OUTSIDE THE U.S.

B-1